EXHIBIT 3.3


                       P R O V I N C E  O F  O N T A R I O



     BY THE HONOURABLE

                       H A R R Y   C O R V I N   N I X O N,

                                                            PROVINCIAL SECRETARY

TO ALL TO WHOM THESE PRESENTS SHALL COME

                                                     G  R  E  E  T  I  N  G

W H E R E A S The Companies Act provides that where a corporation is desirous of changing its name the Lieutenant-Governor, upon being satisfied that the corporation is solvent, and that the change desired is not for any improper purpose, and is not otherwise objectionable, may change the name of the corporation;


AND WHEREAS by the said Act it is further provided that the Provincial Secretary may, under the Seal of his office, have, use, exercise, and enjoy any power, right, or authority conferred by the said Act on the Lieutenant-Governor;


AND WHEREAS by its Petition in that behalf the corporation herein mentioned has prayed for a change of its name;


AND WHEREAS it has been made to appear that the said corporation has complied with the conditions precedent to the grant of the desired change of name;

                                                           Provincial Secretary,

     under the authority of the hereintofore in part recited Act

HEREBY CHANGE THE NAME OF



                          BROWNLEE MINES (1936) LIMITED

                             (NO PERSONAL LIABILITY)


                                       TO


                          JULIET-QUEBEC MINES, LIMITED.

                             (NO PERSONAL LIABILITY)




GIVEN  under  my  hand  and  Seal  of  office at the City of Toronto in the said
Province of Ontario this SEVENTH day of JANUARY in the year of Our Lord one thousand nine hundred and THIRTY-NINE.


                                                      H. C. Nixon
                                                      Provincial Secretary

                               January 7,     1939



                                CHANGE OF NAME OF

                                 BROWNLEE MINES
                                 (1936) LIMITED
                             (No Personal Liability)

                                       to


                              JULIET-QUEBEC MINES,
                                     LIMITED
                             (No Personal Liability)





                         ASSISTANT PROVINCIAL SECRETARY


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